UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34	PO Box 100
Wentworth	SD	57075
(Address of principal executive offices)		(Zip Code)

(605)	483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2023 Annual Members' Meeting

    On April 18, 2023, Lake Area Corn Processors, LLC ("LACP") held its 2023 annual members' meeting to vote on the election of three managers, executive compensation called Say-On-Pay, and the frequency of Say-On-Pay.

Proposal One: Election of Managers

    Wayne Backus, Todd Brown and Marty Thompson were elected by a plurality vote of the members to serve terms which will expire in 2026. The votes for the nominee managers were as follows:

Nominee Managers	For	Withhold/Abstain
Wayne Backus	160	3
Todd Brown	164	4
Marty Thompson	160	5

Proposal Two: Advisory Approval of Executive Compensation

    The compensation of the Company's executives was approved by the members. The votes were as follows:

For	Against	Abstentions
153	7	11

Proposal Three: Advisory Approval of the Frequency of Say-On-Pay

The members voted to hold votes on the compensation of the Company's executives every three years. The Company will include an advisory vote on the compensation of executives every three years until the next advisory vote on frequency is held. The votes were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
11	12	131	15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	April 24, 2023	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer